Exhibit 10.1

RESTRICTED SHARE AGREEMENT

On this, the [●] day of [●], 20[●], Actua Corporation, a Delaware corporation (the “Company”), hereby grants to [●] a Restricted Share Award (the “Award”), of [●] shares (the “Shares”) of the common stock in the Company subject to the restrictions below and pursuant to and subject to the terms and conditions of the Actua 2005 Omnibus Equity Compensation Plan, as amended (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.
1.Vesting and Term.
(a)    Except as provided in Paragraph 1(b) below, you will vest in your right to the Shares granted under this Award according to the following vesting schedule
Vesting Date                    Percentage of Shares Vesting
[ONE-YEAR ANNIVERSARY OF GRANT DATE]        100%

            (b)    Vesting upon Termination. If, prior to [ONE-YEAR ANNIVERSARY OF GRANT DATE], other than by virtue of removal from the Board of Directors (the “Board”) for cause, you incur a termination of service in respect of the service on the Board and/or a committee of the Board for which this grant was made then, upon such termination of service, a number of such shares equal to the product of (A) the number of shares granted in connection with the Board and/or committee service that was terminated (which such number is set forth in the minutes of the Board meeting held on [●]) and (B) the quotient obtained by dividing (x) the number of days elapsed between [GRANT DATE] and the date of your applicable termination of Board and/or committee service by (y) 365 shall vest, and the remaining unvested shares granted in connection with such Board and/or committee service shall be automatically forfeited.

2.    Non-Transferability of Award. During the period before the Shares vest, you may not assign, transfer, pledge or otherwise dispose of the Shares prior to vesting. Any attempt to assign, transfer, pledge or otherwise dispose of the unvested Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the unvested Shares, shall be null and void and without effect.
3.    Right to Vote and to Receive Dividends. You will have the right to vote unvested Shares and receive any cash dividends or other cash distributions paid on unvested Shares. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the period in which the Shares are unvested, the shares or other property issued or delivered with respect to the unvested Shares shall be subject to the same terms and conditions relating to vesting as the Shares to which they relate.

4.    Forfeiture of Shares. If you are removed from the Board for cause prior to [ONE-YEAR ANNIVERSARY OF GRANT DATE], all of the Shares shall be automatically forfeited upon such termination of service. If you incur a termination of service prior to [ONE-YEAR ANNIVERSARY OF GRANT DATE] other than by virtue of removal from the Board for cause, then an appropriate number of shares shall be automatically forfeited upon such termination of service in accordance with Paragraph 1(b).
5.    Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Shares, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
6.    Incorporation by Reference; Definitions. This Award shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. In the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Award Agreement, the terms used in this Award Agreement shall have the meanings set forth in the Plan. The Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to the withholding of taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder, and your acceptance of this Award is your agreement to be bound by the interpretations and decisions of the Committee with respect to this Award and the Plan.
7.    Issuance of Certificates.

    (a) The Company will hold non-certificated shares until the Shares vest.

    (b) When you obtain a vested right to the Shares, the vested Shares shall be issued to you in electronic form, free of the restrictions under Paragraph 1 of this Award.
8.    Withholding. You are required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of this Award. Subject to Committee approval, you may elect to satisfy any tax withholding obligation of the Company with respect to this Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
9.    No Employment or Other Rights. This Award shall not confer upon you any right to be retained by or in the employ or service of the Company or its parent or subsidiaries, and shall not interfere in any way with the right of the Company or its parent or subsidiaries to terminate your employment or service at any time. The right of the Company or its parent or subsidiaries to terminate at will your employment or service at any time for any reason is specifically reserved.

10.    Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent or subsidiaries and affiliates. This Award may be assigned by the Company without your consent.
11.    Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.
12.    Notice. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of the Company or mailed to its principal office, addressed to the attention of the Board; and if to you, shall be delivered personally sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 12.

ACTUA CORPORATION

By:    ____________________________________
[NAME]
[TITLE]

Attest:
By: ________________________
[Name]
[Title]

I hereby accept the Share Award described in this Restricted Share Agreement. I have read the terms of the Plan and this Restricted Share Agreement, and agree to be bound by the terms of the Plan and this Restricted Share Agreement and the interpretations of the Committee with respect thereto.

ACCEPTED:
By:    ____________________________________
[GRANTEE]